Exhibit 8.1

2200 Ross Avenue, Suite 2200 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com
October 31, 2011
Board of Directors
Plymouth Opportunity REIT, Inc.
Two Liberty Square, 10th Floor
Boston, Massachusetts 02109

Re:	Tax Opinion for REIT Status and Registration Statement on Form S-11 (File No. 333-173048) (the “Registration Statement”)
Ladies and Gentlemen:
We have acted as counsel to Plymouth Opportunity REIT, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement with the Securities and Exchange Commission (“SEC”) relating to the registration of 65,000,000 shares of common stock, $.01 par value per share, of the Company. This opinion letter is being provided at your request in connection with the filing of the Registration Statement.
In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the “Reviewed Documents”):
(1)	the Registration Statement;

(2)	the Company’s Amended and Restated Articles of Incorporation, as filed as an exhibit to the Registration Statement (the “Amended and Restated Charter”);

(3)	the Company’s Bylaws (the “Bylaws”);

(4)	the Limited Partnership Agreement of Plymouth Opportunity OP LP (“Plymouth Opportunity OP”); and

(5)	such other documents as may have been presented to us by the Company from time to time.
In addition, this opinion letter is subject to and conditioned upon the representations contained in a written officer’s certificate to counsel executed by an officer of the Company and dated as of the date thereof (the “Certificate”). The initial and continuing truth and accuracy of the representations (and the performance of all covenants) contained in the Certificate at all relevant

Board of Directors
Plymouth Opportunity REIT, Inc.
October 31, 2011

times constitutes an integral basis for the opinions expressed herein and this opinion letter is conditioned upon the initial and continuing truth and accuracy of such representations (and the performance of all of such covenants) at all relevant times.
For purposes of this opinion letter, we have not made an independent investigation of the facts set forth in the Reviewed Documents, the Certificate or any other documents or instruments that we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. Any representation or statement in any document upon which we rely that is made “to the best of knowledge” or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions (in which event such opinions may not be relied upon).
In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the Reviewed Documents, the Certificate and any other documents and instruments that we reviewed in connection with this opinion letter are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. We have also assumed that all records made available to us are accurate and complete.
The opinions set forth in this opinion letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the United States Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.
In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the assumption that the Company, Plymouth Opportunity OP, and their respective subsidiaries (if any) will each be operated in the manner described in the Registration Statement and the Amended and Restated Charter, Bylaws, the Limited Partnership Agreement of Plymouth Opportunity OP, and the other organizational documents of each such entity and their subsidiaries, as the case may be, and all terms and provisions of such agreements and documents will be complied with by all parties thereto. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this opinion letter continue to remain accurate, insofar as relevant to the

Board of Directors
Plymouth Opportunity REIT, Inc.
October 31, 2011

opinions set forth herein, from such earlier date through and including the date of this opinion letter.
It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions might be adversely affected and if so may not be relied upon. Moreover, the qualification and taxation of the Company as a real estate investment trust under Sections 856 through 860 of the Code (a “REIT”) depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.
Based upon and subject to the foregoing, we are of the opinion that
(i) the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ending December 31, 2011, and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT beginning with the Company’s taxable year ending December 31, 2011; and
(ii) the discussion in the Registration Statement, under the heading “Federal Income Tax Considerations”, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, is correct in all material respects.
The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinions. Other than as expressly stated above, we express no opinion on any issue relating to the Company or Plymouth Opportunity OP, or to any investment therein.
For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussions of federal income tax issues, which we assisted in preparing, in the discussion in the Registration Statement under the heading “Federal Income Tax Considerations”. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and the reference to Locke Lord LLP contained in the Registration Statement. In

Board of Directors
Plymouth Opportunity REIT, Inc.
October 31, 2011

giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours, LOCKE LORD LLP
By:	/s/ Donald A. Hammett, Jr.
Donald A. Hammett, Jr., Partner